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                                                                    EXHIBIT 23.3

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                                1 HOUSTON CENTER
                           1221 McKINNEY, SUITE 3700
                              HOUSTON, TEXAS 77010

                                 -------------

                   PHONE (713) 209-1100 * FAX (713) 752-0828



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


As independent petroleum and geological engineers, Huddleston & Co., Inc., hereby consents to the inclusion of our letter dated April 2, 2001, to Tri-Union Development Corporation regarding our estimate of future reserves and projected net revenues attributable to certain properties owned by Tri-Union Development Corporation as of December 31, 2000, in this Registration Statement on Form S-4 (the "Registration Statement") of Tri-Union Development Corporation, to all references to Huddleston & Co., Inc., and/or reports prepared by Huddleston & Co., Inc., in this Registration Statement and to the reference to our firm as experts in the Registration Statement.

                                        HUDDLESTON & CO., INC.



                                        BY:  /s/ PETER D. HUDDLESTON, P.E.
                                             ----------------------------------
                                                 Peter D. Huddleston, P.E.
                                                 President



November 2, 2001
Houston, Texas